Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

IX ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock(2)(3)	457(c)	8,596,071	$11.30	(7)	$97,135,602.30	0.00014760	$14,337.21
Fees to Be Paid	Equity	Class A Common Stock(2)(4)	457(f)(1)	17,391,304	2.66	(8)	$46,260,868.64	0.00014760	6,828.10
Fees to Be Paid	Equity	Class D Common Stock(2)(5)	457(f)(1)	17,391,304	2.66	(8)	$46,260,868.64	0.00014760	6,828.10
Fees to Be Paid	Equity	Warrants to purchase Common Stock(2)(6)	457(c)	18,650,000	$0.08	(9)	$1,492,000.00	0.00014760	220.22

Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—	—	—
	Total Offering Amounts								$28,213.64
	Total Fees Previously Paid								$0.00
	Net Fee Due								$28,213.64

(1)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), IXAQ Acquisition Corp., a Cayman Islands exempted company (“IXAQ”), intends to effect a deregistration from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate and domesticate as a Delaware corporation under Section 388 of the Delaware General Corporation Law and Part XII of the Cayman Islands Companies Act (As Revised), pursuant to which IXAQ’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by IX Acquisition Corp., the continuing entity following the business combination described in the accompanying proxy statement/prospectus (the “Business Combination”), which will thereafter be renamed “AKOM Inc.”, as further described in the proxy statement/prospectus (“AKOM Pubco”).
(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares of class A common stock, par value $0.0001 per share, of AKOM Pubco (“AKOM Pubco Common Stock”) being registered consists of shares of AKOM Pubco Common Stock being converted from (i) 6,848,192 IXAQ Class A ordinary shares, $0.0001 par value per share, and (ii) 1,747,879 IXAQ Class B ordinary shares, $0.0001 par value per share.
(4)	The number of shares of AKOM Pubco Common Stock being registered consists of 17,391,304 shares of AKOM Pubco Common Stock issuable to the holders of Aerkomm Inc. common stock at the closing of the business combination.
(5)	The number of shares of class D common stock, par value $0.0001 per share, of AKOM Pubco consists of 17,391,304 shares issuable to the holders of Aerkomm Inc. common stock as incentive shares.
(6)	The number of warrants to purchase AKOM Pubco Common Stock (“AKOM Pubco Warrants”) being registered consists of AKOM Pubco Warrants being converted from (i) 11,500,000 warrants to purchase IXAQ Class A Ordinary Shares (“IXAQ Warrants”) that were issued by IXAQ in its IPO and (ii) 7,150,000 IXAQ Warrants that were initially issued in a private placement. In connection with the Domestication, each IXAQ Warrant will be automatically become an AKOM Pubco Warrant.
(7)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the IXAQ Class A Ordinary Shares on The Nasdaq Stock Market LLC (“Nasdaq”) on May 10, 2024 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).
(8)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Aerkomm Inc. common stock on the over-the-counter market on May 10, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC) and adjusted to reflect the conversion of the Aerkomm Inc. common stock into AKOM Pubco Common Stock.
(9)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the IXAQ Warrants on The Nasdaq Stock Market LLC (“Nasdaq”) on May 10, 2024 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).